UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3562 Eastham Drive
Culver City, California	90232
(Address of principal executive offices)	(Zip Code)

310-280-7373

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Registrant held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) on June 3, 2010. The first matter voted upon at the meeting was the election of two Class I directors to serve until the 2013 Annual Meeting of Stockholders. At the Meeting, Peter G. Hanelt and David Zinberg were elected as Class I directors, in an uncontested election, by the following vote:

Name	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non- Votes
Peter G. Hanelt	11,843,057	—	—	99,287	5,059,919
David Zinberg	2,261,513	—	—	9,680,831	5,059,919

The Registrant’s board of directors consists of five members and is divided into three classes, with each class serving staggered three-year terms. The term of the Class I directors, currently Peter G. Hanelt and David Zinberg, will expire at the 2013 Annual Meeting of Stockholders, the term of the Class II directors, currently Lawrence Y. Kong and Man Jit Singh, will expire at the 2011 Annual Meeting of Stockholders, and the term of the Class III directors, currently Garry Y. Itkin, will expire at the 2012 Annual Meeting of Stockholders.

The second matter voted upon at the Annual Meeting was the ratification of the appointment of Stonefield Josephson, Inc. as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010. At the Annual Meeting, the appointment of Stonefield Josephson, Inc. as independent accountants was ratified by the following vote:

	Shares for	Shares Against	Shares Abstaining	Shares Withheld	Broker Non- Votes
Appointment of Stonefield Josephson, Inc.	16,874,807	97,500	29,956	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2010	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer